                                                                    EXHIBIT 10.9

                                    FORM OF
                      THE MASSACHUSETTS CO-OPERATIVE BANK
                      EMPLOYEE SEVERANCE COMPENSATION PLAN


                                  PLAN PURPOSE

     The purpose of The Massachusetts Co-operative Bank Employee Severance Compensation Plan (the "Plan") is to assure for The Massachusetts Co-operative Bank (the "Bank") the services of Employees of the Bank in the event of a Change in Control (capitalized terms are defined in Section 2.1) of ___________________ (the "Holding Company") or the Bank. The benefits contemplated by the Plan recognize the value to the Bank of the services and contributions of the Employees of the Bank and the effect upon the Bank resulting from the uncertainties of continued employment, reduced employee benefits, management changes and relocations that may arise in the event of a Change in Control of the Bank or the Holding Company. The Bank's and the Holding Company's Boards of Directors believe that it is in the best interests of the Bank and the Holding Company to provide Employees of the Bank who have been with the Bank for a minimum of one (1) year with such benefits in order to defray the costs and changes in employment status that could follow a Change in Control. The Boards of Directors believe that the Plan will also aid the Bank in attracting and retaining highly-qualified individuals who are essential to its success and the Plan's assurance of fair treatment of the Bank's Employees will reduce the distractions and other adverse effects on Employees' performance in the event of a Change in Control.

                                   ARTICLE I
                             ESTABLISHMENT OF PLAN

     1.1    Establishment of Plan
            ---------------------

     As of the Effective Date, the Bank hereby establishes an employee severance compensation plan to be known as the "The Massachusetts Co-operative Bank Employee Severance Compensation Plan."

     1.2    Applicability of Plan
            ---------------------

     The benefits provided by this Plan shall be available to all Employees of the Bank, who, at or after the Effective Date, meet the eligibility requirements of Article III, except for those executive officers who have entered into, or who enter into in the future, and continue to be subject to an employment or change in control agreement with the Employer.

     1.3  Contractual Right to Benefits
          -----------------------------

     This Plan establishes and vests in each Participant a contractual right to the benefits to which each Participant is entitled hereunder, enforceable by the Participant against the Employer.

                                 ARTICLE II
                          DEFINITIONS AND CONSTRUCTION

     2.1  Definitions
          -----------

     Whenever used in the Plan, the following terms shall have the meanings set forth below:

      (a) "Annual Compensation" of a Participant means and includes all wages, salary, bonus, and other cash compensation, if any, paid or accrued by an Employer as consideration for the Participant's service during the 12 months ended the date as of which Annual Compensation is to be determined, which is or would be includable in the gross income of the Participant receiving the same for federal income tax purposes.

      (b) "Bank" means The Massachusetts Co-operative Bank or any successor of The Massachusetts Co-operative Bank as provided for in Article VII hereof.

      (c) "Change in Control" shall mean an event of a nature that: (i) would be required to be reported in response to Item 1(a) of the current report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"); or (ii) results in a Change in Control of the Bank or the Holding Company within the meaning of the Change in Bank Control Act and the Rules and Regulations promulgated by the Federal Deposit Insurance Corporation ("FDIC") at 12 C.F.R. (S) 303.4(a) with respect to the Bank and the Board of Governors of the Federal Reserve System ("FRB") at 12 C.F.R. (S) 225.41(b) with respect to the Holding Company, as in effect on the date hereof; or (iii) results in a transaction requiring prior FRB approval under the Bank Holding Company Act of 1956 and the regulations promulgated thereunder by the FRB at 12 C.F.R. (S) 225.11, as in effect on the date hereof except for the Holding Company's acquisition of the Bank; or (iv) without limitation such a Change in Control shall be deemed to have occurred at such time as (A) any "person" (as the term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Bank or the Holding Company representing 20% or more of the Bank's or the Holding Company's outstanding securities except for any securities of the Bank purchased by the Holding Company in connection with the conversion of the Bank to the stock form and any securities purchased by any tax qualified employee benefit plan of the Bank; or (B) individuals who constitute the Board of Directors on the date hereof (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board, or whose nomination for election by the Holding Company's stockholders was approved by the same Nominating Committee serving under an

Incumbent Board, shall be, for purposes of this clause (B), considered as though he were a member of the Incumbent Board; or (C) a plan of reorganization, merger, consolidation, sale of all or substantially all the assets of the Bank or the Holding Company or similar transaction occurs in which the Bank or Holding Company is not the resulting entity; or (D) solicitations of shareholders of the Holding Company, by someone other than the current management of the Holding Company, seeking stockholder approval of a plan or reorganization, merger of consolidation of the Holding Company or Bank or similar transaction with one or more corporations as a result of which the outstanding shares of the class of securities then subject to the plan or transaction are exchanged for or converted into cash or property or securities not issued by the Bank or the Holding Company shall be distributed; or (E) a tender offer is made for 20% or more of the voting securities of the Bank or the Holding Company.

          (d) "Disability" means the permanent and total inability by reason of mental or physical infirmity, or both, of an Employee to perform the work customarily assigned to him. Additionally, a medical doctor selected or approved by the Board of Directors must advise the Board that it is either not possible to determine if or when such Disability will terminate or that it appears probable that such Disability will be permanent during the remainder of said employees lifetime.

          (e) "Effective Date" means the date the Plan is approved by the Board of Directors of the Bank, or such other date as the Board of Directors of the Bank shall designate in its resolution approving the Plan.

          (f) "Employee" means any employee of the Bank or any subsidiary of the Bank or any parent of the Bank who has completed at least one Year of Service with the Bank; provided, however, that any employee who is covered or hereinafter becomes covered by an employment contract or change in control agreement with the Employer shall not be considered to be an "Employee" for purposes of this Plan.

          (g) "Expiration Date" means the date ten (10) years from the Effective Date, unless the Plan is earlier terminated pursuant to Section 8.2 of the Plan or unless the Plan is extended pursuant to Section 8.1 of the Plan.

          (h) "Employer" means the Bank or a subsidiary of the Bank or a parent of the Bank which has adopted the Plan pursuant to Article VI hereof.

          (i) "Holding Company" means Massachusetts Fincorp, Inc., the parent company of the Bank

          (j) "Leave of Absence" and "LOA" mean the taking of an authorized or approved leave of absence under the provisions of (i) the federal Family and Medical Leave Act ("FMLA"), (ii) any state law providing qualitatively similar benefits as the FMLA, or (iii) a leave of absence authorized under the policies of the Bank. "Leave of Absence" and "LOA" are defined in this paragraph for the exclusive purposes of this Plan.

           (k) "Payment" means the payment of severance compensation as provided for in Article IV hereof.

           (l) "Participant" means an Employee who meets the eligibility requirements of Article III.

           (m) "Plan" means this The Massachusetts Co-operative Bank Employee Severance Compensation Plan.

           (n) "Termination for Cause" shall include termination because of a Participant's personal dishonesty, incompetence, willful misconduct, any breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or violation of any final cease-and desist order. In determining incompetence, the acts or omissions shall be measured against standards generally prevailing in the savings institutions industry.

           (o) "Year of Service" means a consecutive twelve month period, beginning with an Employee's date of hire and running without a termination of employment in which an Employee is credited with at least one hour of service in each of the twelve calendar months in such period. The taking of a LOA shall not eliminate a period of time from the calculation of a year of Service if such period of time otherwise qualifies as such. Further if a particular twelve month period of time would not otherwise qualify under the Plan as a Year of Service because one hour of service is not credited during each month of such period due to the taking of a LOA, then such period of time shall be deemed to be a Year of Service for all other purposes of this Plan.

           2.2  Applicable Law
                --------------

           The laws of the Commonwealth of Massachusetts shall be the controlling law in all matters relating to the Plan to the extent not preempted by Federal law.

            2.3  Severability
                 ------------

          If a provision of this Plan shall be held illegal or invalid, the illegality or invalidity shall not affect the remaining parts of the Plan and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

                                  ARTICLE III
                                  ELIGIBILITY

          3.1  Participation
               -------------

          The term Participant shall include all Employees of the Employer who have completed a Three Years of Service with the Employer at the time of any termination pursuant to Section 4.2 of the Plan. Notwithstanding the foregoing, persons who have entered into and continue to be covered by an employment contract or change in control agreement with the Employer shall not be entitled to participate in this Plan.

          3.2  Duration of Participation
               -------------------------

          A Participant shall cease to be a Participant in the Plan when the Participant ceases to be an Employee of the Employer, unless such Participant is entitled to a Payment as provided in the Plan. A Participant entitled to receipt of a Payment shall remain a Participant in this Plan until the full amount of such Payment has been paid to the Participant.

                                   ARTICLE IV
                                    PAYMENTS

          4.1  Right to Payment
               ----------------

          A Participant shall be entitled to receive from his respective Employer a Payment in the amount provided in Section 4.3 of the Plan if there has been a Change in Control of the Bank or the Holding Company and if, within one (1) year thereafter, the Participant's employment with the Employer shall terminate for any reason specified in Section 4.2 of the Plan, whether the termination is voluntary or involuntary. A Participant shall not be entitled to a Payment if termination of employment occurs by reason of death, voluntary retirement, voluntary termination other than for reasons specified in Section
4.2 of the Plan, Disability, or as a result of Termination for Cause.

          4.2  Reasons for Termination
               -----------------------

          Following a Change in Control, a Participant shall be entitled to a Payment if employment by the Employer is terminated, voluntarily or involuntarily, for any one or more of the following reasons:

          (a) The Employer reduces the Participant's (i) base salary (or regularly scheduled hours are increased without a pro-rated increase in base salary); (ii) rate of compensation in the case of hourly Employees; or (iii) the product of hourly rate of compensation on regularly scheduled hours (without regard to overtime) as in effect immediately prior to the Change in Control or as the same may have been increased thereafter.

          (b) The Employer materially changes the Participant's function, duties or responsibilities which would cause the Participant's position to be one of lesser responsibility, importance or scope with the Employer than immediately prior to the Change in Control.

          (c) The Employer requires the Participant to change the location of the Participant's job or office, so that such Participant will be based at a location more than thirty (30) miles from the location of the Participant's job or office immediately prior to the Change in Control, provided that such new location is not closer to the Participant's home.

          (d) The Employer materially reduces the benefits and perquisites available to the Participant immediately prior to the Change in Control; provided, however, that a material reduction in benefits and perquisites generally provided to all Employees of the Employer on a nondiscriminatory basis would not trigger a payment pursuant to this Plan.

          (e) A successor to the Employer fails or refuses to assume the Employer's obligations under this Plan, as required by Article VII.

          (f) The Employer or any successor to the Employer breaches any other provisions of this Plan.

          (g) The Employer terminates the employment of a Participant at or after a Change in Control other than for Termination for Cause.

     4.3  Amount of Payment
          -----------------

          (a) Participants entitled to a Payment under this Plan shall receive from the Employer a lump sum cash payment in an amount determined as follows:

               (i) Participants who are officers of the Employer shall receive a Payment equal to two (2) months of base pay for every Year of Service with the Employer up to a maximum of two (2) times base salary, and

               (ii) All other Participants shall receive a Payment equal to one
     (1) month of base pay for each Year of Service with the Employer up a maximum of two (2) times base salary.

          (b) Notwithstanding the provisions of paragraph (a) above, if a Payment to a Participant who is a "Disqualified Individual" shall be in an amount which includes an "Excess Parachute Payment," the Payment hereunder to that Participant shall be reduced to the maximum amount which does not include an Excess Parachute Payment. The terms "Disqualified Individual" and "Excess Parachute Payment" shall have the same meanings as under Section 280G of the Internal Revenue Code of 1986, as amended, or any successor provision thereto.

     The Participant shall not be required to mitigate damages on the amount of a Payment by seeking other employment or otherwise, nor shall the amount of such Payment be reduced by any compensation earned by the Participant as a result of employment after termination of employment hereunder.

     4.4  Time of Payment
          ---------------

     The Payment to which a Participant is entitled shall be paid to the Participant by the Employer or the successor to the Employer, in cash and in full, not later than twenty (20) business days after the termination of the Participant's employment. If any Participant should die after termination of the employment but before all amounts have been paid, such unpaid amounts shall be paid to the Participant's named beneficiary, if living, otherwise to the personal representative on behalf of or for the benefit of the Participant's estate.


                                   ARTICLE V
                     OTHER RIGHTS AND BENEFITS NOT AFFECTED

     5.1  Other Benefits
          --------------

     Neither the provisions of this Plan nor the Payment provided for hereunder shall reduce any amounts otherwise payable, or in any way diminish the Participant's rights as an Employee of an Employer, whether existing now or hereafter, under any benefit, incentive, retirement, stock option, stock bonus, stock ownership or any employment agreement or other plan or arrangement.

     5.2  Employment Status
          -----------------

     This Plan does not constitute a contract of employment or impose on the Participant or the Participant's Employer any obligation to retain the Participant as an Employee, to change the status of the Participant's employment, or to change the Employer's policies regarding termination of employment.

                                   ARTICLE VI
                            PARTICIPATING EMPLOYERS

     6.1 Upon approval by the Board of Directors of the Bank, this Plan may be adopted by any "Subsidiary" or "Parent" of the Bank. Upon such adoption, the Subsidiary or Parent shall become an Employer hereunder and the provisions of the Plan shall be fully applicable to the Employees of that Subsidiary or Parent. The term "Subsidiary" means any corporation in which the Bank, directly or indirectly, holds a majority of the voting power of its outstanding shares of capital stock. The term "Parent" means any corporation which holds a majority of the voting power of the Bank's outstanding shares of capital stock.

                                  ARTICLE VII
                             SUCCESSOR TO THE BANK

     7.1 The Employer shall require any successor or assignee, whether direct or indirect, by purchase, merger, consolidation or otherwise, to all or substantially all the business or assets of the Employer, expressly and unconditionally to assume and agree to perform the Employer's obligations under this Plan, in the same manner and to the same extent that the Employer would be required to perform if no such succession or assignment had taken place.


                                 ARTICLE VIII
                      DURATION, AMENDMENT AND TERMINATION

          8.1  Duration
               --------

          If a Change in Control has not occurred, this Plan shall expire as of the Expiration Date, unless sooner terminated as provided in Section 8.2 of the Plan, or unless extended for an additional period or periods by resolution adopted by the Board of Directors of the Bank.

          Notwithstanding the foregoing, if a Change in Control occurs this Plan shall continue in full force and effect, and shall not terminate or expire until such date as all Participants who become entitled to a Payment hereunder shall have received such Payments in full.

          8.2  Amendment and Termination
               -------------------------

          The Plan may be terminated or amended in any respect by resolution adopted by a majority of the Board of Directors of the Bank, unless a Change in Control has previously occurred. If a Change in Control occurs, the Plan no longer shall be subject to amendment, change, substitution, deletion, revocation or termination in any respect whatsoever.

          8.3  Form of Amendment
               -----------------

          The form of any proper amendment or termination of the Plan shall be a written instrument signed by a duly authorized officer or officers of the Bank, certifying that the amendment or termination has been approved by the Board of Directors. A proper amendment of the Plan automatically shall effect a corresponding amendment to each Participant's rights hereunder. A proper termination of the Plan automatically shall effect a termination of all Participants' rights and benefits hereunder.


           8.4  No Attachment
                -------------

                (a) Except as required by law, no right to receive a Payment under this Plan shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge, or hypothecation, or to execution, attachment, levy, or similar process or assignment by operation of law, and any attempt, voluntary or involuntary, to affect such action shall be null, void, and of no effect.

          (b) This Plan shall be binding upon, and inure to the benefit of, Employees and the Bank and their respective successors and assigns.

                                 ARTICLE IX
                            LEGAL FEES AND EXPENSES

     9.1 All reasonable legal fees and other expenses paid or incurred by a party hereto pursuant to any dispute or question of interpretation relating to this Plan shall be paid or reimbursed by the prevailing party in any legal judgment, arbitration or settlement.

                                   ARTICLE X
                              REQUIRED PROVISIONS

     10.1 The Employer may terminate an Employee's employment at any time, but any termination by the Employer, other than Termination for Cause, shall not prejudice the Employee's right to compensation or other benefits under this Plan, except as otherwise provided for hereunder. Employee shall not have the right to receive compensation or other benefits for any period after termination which constitutes a Termination for Cause as defined herein.

     10.2 If the Employee is suspended and/or temporarily prohibited from participating in the conduct of the Bank's affairs by a notice served under
Section 8(e)(3) or 8(g)(1) of the Federal Deposit Insurance Act, 12 U.S.C.
(S)1818(e)(3) or (g)(1), the Bank's obligations under this contract shall be suspended as of the date of service, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Bank may in its discretion (i) pay the Employee all or part of the compensation withheld while their contract obligations were suspended and (ii) reinstate (in whole or in part) any of the obligations which were suspended.

     10.3 If the Employee is removed and/or permanently prohibited from participating in the conduct of the Bank's affairs by an order issued under
Section 8(e)(4) or 8(g)(1) of the Federal Deposit Insurance Act, 12 U.S.C.
(S)1818(e)(4) or (g)(1), all obligations of the Bank under this contract shall terminate as of the effective date of the order, but vested rights of the contracting parties shall not be affected.

     10.4 If the Bank is in default as defined in Section 3(x)(1) of the Federal Deposit Insurance Act, 12 U.S.C. (S)1813(x)(1), all obligations of the Bank under this contract shall terminate as of the date of default, but this paragraph shall not affect any vested rights of the contracting parties.

                                   ARTICLE XI
                           ADMINISTRATIVE  PROVISIONS

          11.1  Plan Administrator.  The administrator of the Plan shall be
                -------------------
under the supervision of the Board of Directors of the Bank or a Committee appointed by the Board of Directors of the Bank (the "Board"). It shall be a principal duty of the Board to see that the Plan is carried out in accordance with its terms, for the exclusive benefit of persons entitled to participate in the Plan without discrimination among them. The Board will have full power to administer the Plan in all of its details subject, however, to the requirements of ERISA if the Plan is subject to such requirements. For this purpose, the Board's powers will include, but will not be limited to, the following authority, in addition to all other powers provided by this Plan: (a) to make and enforce such rules and regulations as it deems necessary or proper for the efficient administration of the Plan; (b) to interpret the Plan, its interpretation thereof in good faith to be final and conclusive on all persons claiming benefits under the Plan; (c) to decide all questions concerning the Plan and the eligibility of any person to participate in the Plan; (d) to compute the amount of a Payment that will be payable to any Participant or other person in accordance with the provisions of the Plan, and to determine the person or persons to whom such benefits will be paid; (e) to authorize Payments;
(f) to appoint such agents, counsel, accountants, consultants and actuaries as may be required to assist in administering the Plan; and (g) to allocate and delegate its responsibilities under the Plan and to designate other persons to carry out any of its responsibilities under the Plan, any such allocation, delegation or designation to be by written instrument and in accordance with
Section 405 of ERISA if applicable.

          11.2  Named fiduciary.  The Board will be a "named fiduciary" for
                ----------------
purposes of Section 402(a)(1) of ERISA with authority to control and manage the operation and administration of the Plan, and will be responsible for complying with all, if any, of the reporting and disclosure requirements of Part 1 of Subtitle B of Title I of ERISA.

          11.3  Claims and review procedures.
                -----------------------------

          (a)  Claims procedure.  If any person believes he is being denied any
               -----------------
rights or benefits under the Plan, such person may file a claim in writing with the Board. If any such claim is wholly or partially denied, the Board will notify such person of its decision in writing. Such notification will be written in a manner calculated to be understood by such person and will contain
(i) specific reasons for the denial, (ii) specific reference to pertinent Plan provisions, (iii) a description of any additional material or information necessary for such person to perfect such claim and an explanation of why such material or information is necessary and (iv) information as to the steps to be taken if the person wishes to submit a request for review. Such notification will be given within 90 days after the claim is received by the Board (or within 180 days, if special circumstances require an extension of time for processing the claim, and if written notice of such extension and circumstances is given to such person within the initial 90 day period). If such notification is not given within such period, the claim will be considered denied as of the last day of such period and such person may request a review of his claim.

          (b)  Review procedure.  Within 60 days after the date on which a
               -----------------
person receives a written notice of a denied claim (or, if applicable, within 60 days after the date on which such denial is considered to have occurred) such person (or his duly authorized representative) may (i) file a written request with the Board for a review of his denied claim and of pertinent documents and (ii) submit written issues and comments to the Board. The Board will notify such person of its decision in writing. Such notification will be written in a manner calculated to be understood by such person and will contain specific reasons for the decision as well as specific references to pertinent Plan provisions. The decision on review will be made within 60 days after the request for review is received by the Board (or within 120 days, if special circumstances require an extension of time for processing the requests such as an election by the Board to hold a hearing, and if written notice of such extension and circumstances is given to such person within the initial 60 day period). If the decision on review is not made within such period, the claim will be considered denied.

          11.4  Nondiscriminatory exercise of authority.  Whenever, in the
                ----------------------------------------
administration of the Plan, any discretionary action by the Board is required, the Board shall exercise its authority in a nondiscriminatory manner so that all persons similarly situated will receive substantially the same treatment.

          11.5  Indemnification of Board.  The Bank will indemnify and defend to
                -------------------------
the fullest extent permitted by law any person serving on the Board or as a member of a committee designated as Board (including any person who formerly served as a Board member or as a member of such committee) against all liabilities, damages, costs and expenses (including attorneys fees and amounts paid in settlement of any claims approved by the Bank) occasioned by any act or omission to act in connection with the Plan, if such act or omission is in good faith.

          11.6  "Plan Year"  means the period beginning on the Effective Date
                -----------
and ending on December 31 and the 12 consecutive-month period ending each year thereafter.

          11.7  Benefits solely from general assets.  The benefits provided
                ------------------------------------
hereunder will be paid solely from the general assets of the Employer. Nothing herein will be construed to require the Employer or the Board to maintain any fund or segregate any amount for the benefit of any Participant, and no Participant or other person shall have any claim against, right to, or security or other interest in, any fund, account or asset of the Employer from which any payment under the Plan may be made.

Having been adopted by its Board of Directors on __________________, this Plan is executed by its duly authorized officers this __th day of __________, 199__.


Attest                         THE MASSACHUSETTS CO-OPERATIVE BANK



_____________________________  By:  ______________________________________
Secretary